EXHIBIT 31.3

CERTIFICATIONS

I, Jerome J. Dvonch, certify that:

1. I have reviewed this Amendment No. 1 to Quarterly Report on Form 10-Q/A for the three months ended June 30, 2011 of NeoGenomics, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

August 1, 2011	/s/ Jerome J. Dvonch
Jerome J. Dvonch
Director of Finance and Principal Accounting Officer